SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2004

VERISIGN, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-23596	94-3221585
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA 94043
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 961-7500

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Text of press release of VeriSign, Inc. issued on January 29, 2004.

Item 12. Results of Operations and Financial Condition.

On January 29, 2004, VeriSign, Inc. (“VeriSign” or the “Company”) announced its financial results for the fourth quarter and fiscal year ended December 31, 2003 and certain other information. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), VeriSign provides non-GAAP measures of operating results, net income and earnings per share that do not include the following financial measures that are normally included in GAAP: amortization and write-down of goodwill and other intangible assets, the net gain or loss on the sale of investments or the write-down of investments, restructuring and other charges, non-cash stock-based compensation charges related to acquisitions, and the gain from the sale of the Network Solutions business.

We believe that this non-GAAP, pro forma information enhances an investor’s overall understanding of our financial performance and our prospects for the future by excluding expenses and other items that in management’s view are not indicative of our core operating results. VeriSign’s management reviews this information when assessing the performance of its ongoing operations and for planning and forecasting in future periods. In addition, since we have historically reported non-GAAP pro forma information to the investment community, we believe the inclusion of this information provides consistency in our financial reporting. The non-GAAP pro forma information included in our press release has been reconciled to the comparable GAAP measure as required under SEC rules regarding the use of non-GAAP financial measures. We urge investors to carefully review the GAAP financial information included as part of our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our quarterly earnings releases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERISIGN, INC.

Date: January 29, 2004	By:	/s/ James M. Ulam
James M. Ulam
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Press release of VeriSign, Inc. dated January 29, 2004.